As filed with the Securities and Exchange Commission on December 21, 2000

                                                      Registration No. 333-59897

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                              ---------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ---------------------


                          SEL-DRUM INTERNATIONAL, INC.
                 (Name of Small Business Issuer in its charter)


           New York                          3570                  84-1236134
(State or other jurisdiction of  (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)       Classification Code)    Identification No.)


                               501 Amherst Street
                          Buffalo, New York 14207-2913
                                  800-263-9356
          (Address and telephone number of principal executive offices)

                              ---------------------

                            Raymond Sparks, President
                          SEL-DRUM INTERNATIONAL, INC.
                               501 Amherst Street
                          Buffalo, New York 14207-2913
                                  800-263-9356
            (Name, address and telephone number of agent for service)

                              ---------------------


                                    Copy to:

                               Guy P. Lander, Esq.
                           Goodman Phillips & Vineberg
                           430 Park Avenue, 10th Floor
                            New York, New York 10022


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
                                       N/A

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                          DEREGISTRATION OF SECURITIES

     Pursuant to the Registration Statement on Form SB-2, Registration Number 333-59897 (the "Registration Statement"), declared effective on September 30, 1998, to which this Post-Effective Amendment No. 1 relates, Sel-Drum International, Inc. (the "Registrant") registered 970,000 shares of its common stock, par value $0.01 per share ("Common Stock") for resale by two persons who were, at that time, directors of the registrant.

     This Post-Effective Amendment No. 1 deregisters all shares of Common Stock previously registered on this Registration Statement that remain unsold. The shares registered under the Registration Statement were sold by the two holders in a private transaction in July 1999. No shares of Common Stock were sold under the Registration Statement. The registrant has not filed any previous Post-Effective Amendments to the Registration, and considers the Registration Statement to be abandoned.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Buffalo, State of New York, on this 20th day of December, 2000.

                                                  SEL-DRUM INTERNATIONAL, INC.



                                                  By: /s/ Camille Cotran
                                                     ---------------------------
                                                  Name: Camille Cotran
                                                  Title: Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ Camille Cotran                  Chairman of the Board and       December 20, 2000
---------------------------------   Chief Executive Officer         -----------------
Camille Cotran                      (principal executive officer)   Date


/s/ John Brohman                    Director                        December 20, 2000
---------------------------------                                   -----------------
John Brohman                                                        Date


/s/ Louise Vaillancourt-Chatillon   Director                        December 20, 2000
---------------------------------                                   -----------------
Louise Vaillancourt-Chatillon                                       Date


/s/ John C. Hall                    Vice President-Finance          December 20, 2000
---------------------------------   (principal financial and        -----------------
John C. Hall                        accounting officer)             Date


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